CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




EXECUTIVE INVESTORS TRUST
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File No. 33-10648) of our report dated February 1, 2002 relating to the December 31, 2001 financial statements of First Investors Insured Tax Exempt Fund II, a series of Executive Investors Trust, which are included in said Registration Statement.


                                             /s/ Tait, Weller & Baker


                                             TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
FEBRUARY 13, 2002